      Filed with the Securities and Exchange Commission on August 31, 1998

                                             Registration No.: 333-____________
_______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

            Georgia                                      58-1098795
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
     of incorporation or organization)

                        470 East Paces Ferry Road, N. E.
                             Atlanta, Georgia 30305
                    (Address of Principal Executive Offices)

              AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN AND DIRECTORS
           AND OFFICERS STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS")
                           (Full Title of the Plans)

         Agent for Service:                  With Copies to:
         Henry B. Levi, Esq.                 James C. Edenfield and
         Gambrell & Stolz, L.L.P.            Vincent C. Klinges
         Suite 4300, SunTrust Plaza          American Software, Inc.
         303 Peachtree Street, N.E.          470 East Paces Ferry Road, N.E.
         Atlanta, Georgia 30308              Atlanta, Georgia 30305

         Telephone Number of Agent for Service: 404/577-6000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                                         Proposed
                                                                         Maximum
                                                         Proposed        Aggregate
                                         Amount          Maximum         Offering Price  Amount of
Title of Securities                      to be           Offering Price  of Additional   Registration
to be Registered                         Registered/1/   Per Share/2/    Shares/2/  /3/  Fee
----------------------------------------------------------------------------------------------------
Class A Common Shares, Par Value $.10    4,891,731 Shs.   $3.71875      $4,090,625        $1,207
====================================================================================================

/1/Based upon the aggregate number of Shares presently authorized for issuance under the Plans, less shares already purchased pursuant to options granted under such Plans. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 1,100,000 shares registered resulting from amendments to two of the Plans. The remaining shares were registered under Registration Statement Numbers 33-42017, 33-67010, 33-83396, 33-62587, 333-14309
and/or 333-34637.

/2/Based upon the average of the high and low prices of the Class A Common Shares reported on the Nasdaq National Market on August 25, 1998.

/3/Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).


                        Exhibit Index Appears on Page 4

                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     The contents of Registration Statement No. 33-42017 on Form S-8 of the Registrant are hereby incorporated by reference thereto, except for Items 5 and 8 of Part II, which is revised as set forth below. Such Registration Statement related to the same stock option plans to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 33-42017.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The firm of Gambrell & Stolz, L.L.P., Atlanta, Georgia, is general counsel to the Registrant. As of August 24, 1998, lawyers associated with that firm owned or had options to purchase 39,000 Class A Common Shares of the Registrant. David H. Gambrell and James R. McGuone, partners in that firm, are a Director of the Registrant and the Secretary of the Registrant, respectively.

Item 8.   Exhibits.
          --------

Exhibit Number      Description
--------------      -----------

 4.1      1991 Employee Stock Option Plan (Amended and  Restated August
          27,1998).

 4.2 Directors and Officers Stock Option Plan (Amended and Restated August 27, 1998).

 5.1      Opinion of Counsel regarding legality

 23.1     Independent Auditors' Consent

 23.2     Consent of Counsel (included in Exhibit 5.1)

 24.1     Power of Attorney (included on page 3)

                                 SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933,
  --------------
the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, State of Georgia, on August 27, 1998.

                         AMERICAN SOFTWARE, INC.

                         By:/s/ James C. Edenfield
                             James C. Edenfield, President and
                             Chief Executive Officer


                                 POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Edenfield and Vincent C. Klinges, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                        Capacity                  Date

/s/ James C. Edenfield    President, Chief Executive                August 27,1998
James C. Edenfield        Officer and Director

/s/ Thomas L. Newberry    Chairman of the Board of                  August 27, 1998
Thomas L. Newberry        Directors

/s/ David H. Gambrell     Director                                  August 27, 1998
David H. Gambrell

/s/ Thomas R. Williams    Director                                  August 27, 1998
Thomas R. Williams

/s/ Vincent C. Klinges    Principal Accounting                      August 27, 1998
Vincent C. Klinges        Officer and Acting
                          Principal Financial Officer

                                       3

                                 EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION OF EXHIBITS                          PAGE
-----------       -----------------------                          ----
EXHIBIT NUMBER                                                     DESCRIPTION
--------------                                                     -----------

 4.1              1991 Employee Stock Option Plan (Amended
                  and Restated August 27,1998).                         5

 4.2              Directors and Officers Stock Option Plan
                  (Amended and Restated August 27, 1998).               10

 5.1              Opinion of Counsel regarding legality                 16

 23.1             Independent Auditors' Consent                         18

 24.1             Power of Attorney                                      3

                                       4